Exhibit 10.1

ADVISORY AGREEMENT

BY AND AMONG

PHILLIPS EDISON GROCERY CENTER REIT III, INC.,

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP III, L.P.

AND

PECO-GRIFFIN REIT ADVISOR, LLC

Dated October 5, 2016

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ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT, dated as of October 5, 2016, is entered into among PHILLIPS EDISON GROCERY CENTER REIT III, INC., a Maryland corporation (the “Company”), PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP III, L.P., a Delaware limited partnership (the “Operating Partnership”) and PECO-GRIFFIN REIT ADVISOR, LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Company intends to raise capital pursuant to the issuance of Class A Shares of Common Stock $0.01 par value per share (the “Class A Shares”) in a private offering pursuant to a Confidential Private Placement Memorandum (the “Memorandum”);

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of the Company’s charter and Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and its Affiliates and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Article I
DEFINITIONS

As used in this Advisory Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” means expenses incurred by the Company, the Operating Partnership, the Advisor or any of their affiliates in connection with the sourcing, selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal, tax and due diligence fees and expenses (whether performed by a third party or internally by the Advisor or any of its Affiliates), travel, travel related expenses, communications expenses, costs of financial analysis, appraisals and surveys, nonrefundable option payments on Property not acquired, accounting fees and expenses (whether performed by a third party or internally by the Advisor or any of its Affiliates), computer use-related expenses, architectural and engineering reports, environmental reports, title insurance and escrow fees, third party brokerage fees and expenses, and personnel and other direct expenses related to the selection and acquisition of Properties

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“Acquisition Fee” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the making or investing in mortgage loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, Development Fees and Construction Fees (except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be any commissions or fees incurred in connection with the leasing of any Property, and Development Fees or Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property. This fee is paid to the Advisor pursuant to Section 9.1 hereof.

“Advisor” means the Person responsible for directing or performing the day-to-day business affairs of the Company and the Operating Partnership, including a Person to which an Advisor subcontracts substantially all such functions. The Advisor is PECO-Griffin REIT Advisor, LLC or any Person which succeeds it in such capacity.

“Advisory Agreement” means this Advisory Agreement among the Company, the Operating Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company and the Operating Partnership, as it may be further amended or restated from time to time.

“Affiliate” or “Affiliated” means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Company): (a) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (c) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (d) any officer, director, general partner or trustee of such Person or entity; and (e) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity. An entity shall not be deemed to control or be under common control with an Advisor-sponsored program unless (i) the entity owns 10% or more of the voting equity interests of such program, or (ii) a majority of the board of directors (or equivalent governing body) of such program is composed of Affiliates of the entity.

“Assets” means any and all GAAP assets including but not limited to all real estate investments (real, personal or otherwise), tangible or intangible, owned or held by, or for the account of, the Company or the Operating Partnership, whether directly or indirectly through another entity or entities, including Properties.

“Asset Management Fee” means the monthly fee paid to the Advisor pursuant to Section 9.2 hereof.

“Average Invested Assets” means, for a specified period, the average of the aggregate GAAP basis book carrying values of the Assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Board of Directors” or “Board” means the individuals holding such office, as of any particular time, under the Charter of the Company, whether they are the Directors named therein or additional or successor Directors.

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“Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

“Charter” means the charter of the Company, including the articles of incorporation and all articles of amendment, articles of amendment and restatement, articles supplementary and other modifications thereto as filed with the State Department of Assessments and Taxation of the State of Maryland.

“Class A Share” has the meaning set forth in the Recitals hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means the Company’s common stock, including the Class A Shares, the terms and conditions of which are set forth in the Charter.

“Company” means Phillips Edison Grocery Center REIT III, Inc., a corporation organized under the laws of the State of Maryland.

“Competitive Real Estate Commission” means a real estate or brokerage commission paid (or, if no commission is paid, the amount that customarily would be paid) for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct, supervise or coordinate leasehold or other improvements or projects, or to provide major repairs or rehabilitation for a Property.

“Contract Purchase Price” means the amount actually paid or allocated in respect of the purchase, development, construction, or improvement of a Property, inclusive of the amount of any debt associated with, or used to fund the investment in, such Property, but exclusive of Acquisition Fees and Acquisition Expenses.

“Contract Sales Price” means the total consideration provided for in the sales contract for the sale of a Property.

“Cost of Assets” means, with respect to a Property, the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs, but shall exclude Acquisition Fees associated with such Property.

“Dealer Manager” means Griffin Capital Securities, LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Stock. Griffin Capital Securities, LLC is a member of the Financial Industry Regulatory Authority.

“Development Fee” means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

“Director” means an individual who is a member of the Board of Directors.

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“Disposition Fee” means the fee paid to the Advisor pursuant to Section 9.3 hereof.

“Distributions” means any dividends or other distributions of money or other property paid by the Company to the holders of Common Stock or preferred stock, including dividends that may constitute a return of capital for federal income tax purposes.

“Excess Amount” has the meaning set forth in Section 10.3(b) hereof.

“Excess Expense Guidelines” has the meaning set forth in Section 10.3(b) hereof.

“Expense Year” has the meaning set forth in Section 10.3(b) hereof.

“GAAP” means generally accepted accounting principles consistently applied as used in the United States.

“Independent Director” has the meaning set forth in the Charter.

“Joint Venture” or “Joint Ventures” means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner which are established to acquire Properties.

“NASAA” means the North American Securities Administrators Association, Inc.

“NASAA Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, NASAA Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s or the Operating Partnership’s Assets.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. as revised and adopted by the NASAA membership on May 7, 2007, and as in effect on the date hereof.

“Offering” means an offering of Stock pursuant to the Memorandum.

“Operating Expenses” means all direct and indirect costs and expenses incurred by the Company, as determined under GAAP, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (a) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the Stock on a national securities exchange, (b) interest payments, (c) taxes, (d) non-cash expenditures such as depreciation, amortization and bad debt reserves, (e) Acquisition Fees and Acquisition Expenses, (f) real estate commissions on the Sale of Property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (g) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of “Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.

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“Operating Partnership” means Phillips Edison Grocery Center Operating Partnership III, L.P., a Delaware limited partnership.

“Operating Partnership Agreement” means the Limited Partnership Agreement of the Operating Partnership, as amended and restated from time to time.

“OP Unit” means a unit of limited partnership interest in the Operating Partnership.

“Organizational and Offering Expenses” means any and all costs and expenses incurred by the Company, the Advisor or any Affiliate of either in connection with and in preparing the Company for the offering and distributing its Stock, including any registration thereof, whether performed by a third party or internally by the Advisor or its Affiliates, which may include, but are not limited to, (a) total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), (b) legal, tax, accounting and escrow fees, (c) expenses for printing, engraving, amending, supplementing and mailing, (d) distribution costs, (e) compensation to employees while engaged in registering, marketing and wholesaling the Stock or providing administrative services relating thereto, (f) telegraph and telephone costs, (g) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (h) charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, (i) fees, expenses and taxes related to the filing, registration and qualification of the sale of the Securities under Federal and State laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (j) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor’s employees or employees of the Advisor’s Affiliates in connection with registering and marketing the Stock, (k) travel and entertainment expenses related to the offering and marketing of the Stock, (l) facilities and technology costs and other costs and expenses associated with the offering and ownership of the Stock and to facilitate the marketing of the Stock including web site design and management, (m) costs and expenses of conducting training and educational conferences and seminars, (n) costs and expenses of attending broker-dealer sponsored retail seminars or conferences, and (o) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services.

“Person” shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

“Property” or “Properties” means the real properties or real estate investments or any other asset (including any investments in mortgage loans and other types of real estate related debt financing, including, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans), which are acquired by the Company either directly or through the Operating Partnership, any subsidiaries, Joint Ventures, partnerships or other entities.

“Property Manager” means any entity that has been retained to perform and carry out at one or more of the Properties property management services.

“REIT” means a corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and Joint Ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a real estate investment trust under the REIT Provisions of the Code.

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“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Sale” or “Sales” means any transaction or series of transactions whereby: (a) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (d) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (e) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.

“Sales Commissions” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Stock, including, without limitation, commissions payable to the Dealer Manager.

“Securities” means any class or series of units or shares of the Company or the Operating Partnership, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “Securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means each of Phillips Edison Limited Partnership, a Delaware limited partnership, and Griffin Capital Corporation, a California corporation.

“Stock” means shares of stock of the Company of any class or series, including Common Stock, preferred stock or shares-in-trust.

“Stockholders” means the registered holders of the Company’s Stock.

“Termination Date” means the date of termination of this Advisory Agreement.

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Article II
APPOINTMENT

The Company, through the powers vested in the Board of Directors, and the Operating Partnership hereby appoint the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Advisory Agreement, and the Advisor hereby accepts such appointment.

Article III
AUTHORITY OF THE ADVISOR

Section 3.1           General. All rights and powers to manage and control the day-to-day business and affairs of the Company and the Operating Partnership and their subsidiaries shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company and the Operating Partnership and their subsidiaries to such officers, employees, Affiliates, agents and representatives of the Advisor, the Company or the Operating Partnership as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Advisory Agreement, the Charter, the Bylaws and the Operating Partnership Agreement.

Section 3.2           Powers of the Advisor. Subject to the express limitations set forth in this Advisory Agreement and subject to the supervision of the Board, the power to direct the management, operation and policies of the Company and the Operating Partnership and their subsidiaries shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company and the Operating Partnership and their subsidiaries, as applicable, to carry out any and all of the objectives and purposes of the Company and the Operating Partnership and their subsidiaries and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Advisory Agreement.

Section 3.3           Approval by Directors. Notwithstanding the foregoing, any investment in Properties, including any acquisition of a Property by the Company or the Operating Partnership or any of their subsidiaries or any investment by the Company or the Operating Partnership or any of their subsidiaries in a Joint Venture, limited partnership or similar entity owning real properties, will require the prior approval of the Board of Directors or a committee of the Board constituting a majority of the Board. The Advisor will deliver to the Board of Directors all documents reasonably required by it to properly evaluate the proposed investment.

Section 3.4           Modification or Revocation of Authority of Advisor. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Articles III and IV, provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership or any of their subsidiaries prior to the date of receipt by the Advisor of such notification.

Article IV
DUTIES OF THE ADVISOR

The Advisor undertakes to use its commercially reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. The Advisor agrees to devote sufficient resources to the administration of the Company and the Operating Partnership to discharge its obligations hereunder. In connection therewith, and subject to the restrictions included in Sections 3.3, 3.4 and 13.3(c) hereof and to the continuing authority of the Board, the Advisor agrees to, either directly or by engaging a duly qualified Affiliate of the Advisor or other duly qualified Person, perform the following services on behalf of the Company and the Operating Partnership.

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Section 4.1           Organizational and Offering Services. The Advisor shall manage and supervise:

(a)          the structure and development of any offering, including the determination of the specific terms of the Securities to be offered by the Company;

(b)          the preparation of all organizational and offering related documents, and obtaining of all required regulatory approvals of such documents, if any;

(c)          approval of participating broker dealers selected by the Dealer Manager and the negotiation of the related selling agreements;

(d)          coordination of the due diligence process relating to participating broker dealers and their review of the Memorandum and other offering and Company documents;

(e)          preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in an offering;

(f)          along with the Dealer Manager, negotiation of any necessary escrow agreement and/or transfer agent agreement and coordination with the Dealer Manager and the transfer agent for the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(g)          creation and implementation of various technology and electronic communications related to an offering; and

(h)          all other services related to organization of the Company or an offering.

Section 4.2           Acquisition Services. The Advisor shall:

(a)          serve as the Company’s and the Operating Partnership’s investment and financial advisor and, as requested by the Board, provide relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies;

(b)          subject to Article III hereof and the investment objectives and policies of the Company: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (iii) acquire Assets on behalf of the Company and the Operating Partnership; and (iv) arrange for financing and refinancing related to acquisitions of Assets;

(c)          perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(d)          prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for the Board to evaluate the proposed investments;

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(e)          deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the Company’s and the Operating Partnership’s investments;

(f)          obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company and the Operating Partnership and their subsidiaries; and

(g)          negotiate and execute investments and other transactions as authorized and approved by the Board.

Section 4.3           Asset Management Services and Administrative Services.

(a)          Asset Management and Property Related Services. The Advisor shall:

(i)          negotiate and service the Company’s and the Operating Partnership’s and their subsidiaries’ debt facilities and other financings;

(ii)         monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company and the Operating Partnership and their subsidiaries;

(iii)        monitor and evaluate the performance of investments of the Company and the Operating Partnership and their subsidiaries; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s and the Operating Partnership’s and their subsidiaries’ investments;

(iv)        coordinate with the Property Manager on its duties under any property management agreement and assist in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement;

(v)         select Joint Venture partners, structure corresponding agreements and oversee and manage relationships between the Company and the Operating Partnership and any of their subsidiaries with any Joint Venture partners;

(vi)        consult with the officers and Directors of the Company and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and

(vii)       provide the officers and Directors of the Company periodic reports regarding prospective investments in Properties.

(b)          Accounting, Regulatory and Other Administrative Services. The Advisor shall:

(i)          maintain accounting systems, records and data and any other information requested concerning the activities of the Company and the Operating Partnership and their subsidiaries as shall be required to prepare and to file all periodic financial reports and returns required to be filed with any regulatory agency;

(ii)         provide tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(iii)        maintain all appropriate books and records of the Company and the Operating Partnership and their subsidiaries;

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(iv)        provide the officers of the Company and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters;

(v)         consult with the officers of the Company and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(vi)        perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law;

(vii)       investigate, select, and, on behalf of the Company and the Operating Partnership and their subsidiaries, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagers, construction companies and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

(viii)      supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Assets;

(ix)         provide the Company and the Operating Partnership and their subsidiaries with all necessary cash management services;

(x)          consult with the officers of the Company and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(xi)         manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company and the Operating Partnership and their subsidiaries;

(xii)        provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s and the Operating Partnership’s and their subsidiaries’ business and operations;

(xiii)       provide financial and operational planning services and portfolio management functions; and

(xiv)      from time-to-time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company and the Operating Partnership under this Advisory Agreement.

(c)          Stockholder Services. The Advisor shall:

(i)          have the authority, in its sole discretion, to retain a transfer agent on behalf of the Company to perform all necessary transfer agent functions;

(ii)         manage and coordinate with such transfer agent, if retained by the Advisor, the distribution process and payments to Stockholders;

(iii)        manage communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

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(iv)        establish technology infrastructure to assist in providing Stockholder support and service.

Article V
BANK ACCOUNTS

The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or their subsidiaries or in the name of the Company or the Operating Partnership or any subsidiary and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership or their subsidiaries, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

Article VI
RECORDS; ACCESS

The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company and the Operating Partnership and their subsidiaries, at any time or from time to time during normal business hours. The Advisor, in the conduct of its responsibilities to the Company and the Operating Partnership, shall maintain adequate and separate books and records for the Company’s and the Operating Partnership’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Advisory Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s and the Operating Partnership’s assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. The Advisor shall maintain necessary liaison with the Company’s independent accountants and shall provide such accountants with such reports and other information as the Company shall request. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

Article VII
OTHER ACTIVITIES OF THE ADVISOR

Section 7.1           General. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or any of its Affiliates. Nor shall this Agreement limit or restrict the right of any manager, director, officer, member, partner, employee or equityholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company or the Operating Partnership or any subsidiary is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company and the Operating Partnership and their subsidiaries may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or other similar co-investment arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service. The Advisor shall promptly disclose to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, that creates or which would reasonably result in a conflict of interest between the Advisor’s obligations to the Company and the Operating Partnership and their subsidiaries and its obligations to or its interest in any other Person.

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Section 7.2           Policy with Respect to Allocation of Investment Opportunities. During the term of this Agreement, the Advisor will use its reasonable efforts to fairly allocate investment opportunities in accordance with the allocation methodology described in the Memorandum and will promptly disclose to the Company any material deviation from such policy or the establishment of a new policy, which deviation or new policy shall be allowed provided (a) the Board of Directors are provided with notice of such deviation or new policy at least 30 days prior to such deviation or new policy becoming effective, or such shorter period as the Board of Directors may determine, and (b) such deviation or new policy provides for the reasonable allocation of investment opportunities to the Company. The Advisor shall provide the Board of Directors with any information reasonably requested so that the Board of Directors can ensure that the Advisor is fairly allocating investment opportunities. Nothing herein shall be deemed to prevent the Advisor from pursuing an investment opportunity directly or offering it to another Advisor-sponsored program rather than offering it to the Company so long as the Advisor is fulfilling its obligation to provide a continuing and suitable investment program to the Company which is consistent with the investment objectives and policies of the Company.

Article VIII
LIMITATIONS ON ACTIVITIES

Anything else in this Advisory Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Stock or its other Securities, or the Operating Partnership, or (d) violate the Charter, the Bylaws or the Operating Partnership Agreement, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its members, managers, directors, officers and employees, and stockholders, members, managers, directors, officers and employees of the Advisor’s Affiliates shall not be liable to the Company or the Operating Partnership or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor’s Affiliates except as provided in this Advisory Agreement.

Article IX
FEES

Section 9.1           Acquisition Fees. The Company will pay the Advisor, as compensation for the services described in Section 4.2, Acquisition Fees in an amount up to 2% of the Contract Purchase Price of each Property acquired by the Company. The Advisor may waive or defer all or a portion of the Acquisition Fee at any time and from time to time, in the Advisor’s sole discretion. The purchase price allocable for a Property held through a Joint Venture shall equal the product of (a) the Contract Purchase Price of the Property and (b) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this Section 9.1, “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such interests. Acquisition Fees shall be payable on the acquisition of a specific Property, on the acquisition of a portfolio of Properties through a purchase of assets, controlling securities or by a Joint Venture, by a merger or similar business combination or other comparable transaction, or on the completion of a development of a Property for the Company.

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Section 9.2           Asset Management Fee. Commencing on the date hereof, for the asset management services included in the services described in Section 4.3(a), the Company shall pay the Advisor a monthly Asset Management Fee in an amount equal to one-twelfth of 1% of the Cost of Assets as of the last day of the preceding monthly period. The Advisor may elect to receive the Asset Management Fee, in cash, OP Units, or Common Stock (or any combination thereof). The Asset Management Fee will be appropriately prorated for any partial month.

Section 9.3           Disposition Fees. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Disposition Fee in an amount equal to 2% of the Contract Sales Price; provided, however, that no Disposition Fee shall be payable if the Sale is to an Affiliate of the Advisor; provided further, however, that the payment of any Disposition Fees by the Company shall be subject to any limitations contained in the Charter. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company or the Operating Partnership for each Sale shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price of each Property or (ii) the Competitive Real Estate Commission for each Property. For purposes of this Section 9.3, “substantial amount of services” in connection with the Sale includes the preparation of an investment package for the Property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a list of prospective buyers, a structural report and exhibits) or such other substantial services performed by the Advisor or any of its Affiliates in connection with a Sale. The Company or the Operating Partnership will pay the Disposition Fee for a Property at the time the Property is sold.

Article X
EXPENSES

Section 10.1         Reimbursable Expenses. In addition to the compensation paid to the Advisor pursuant to Article IX hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor (to the extent not reimbursable by another party, such as the Dealer Manager) in connection with the services it provides to the Company and the Operating Partnership and their subsidiaries pursuant to this Advisory Agreement, including, but not limited to:

(a)          reimbursements for Organizational and Offering Expenses in connection with the Offering or any subsequent offering;

(b)          subject to the limitation set forth below, Acquisition Expenses incurred by the Advisor or its Affiliates;

(c)          subject to the limitation set forth below, Acquisition Fees and Acquisition Expenses paid or payable by the Advisor to unaffiliated Persons incurred in connection with the selection and acquisition of Properties;

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(d)          the actual out-of-pocket cost of goods and services used by the Company and the Operating Partnership and their subsidiaries and obtained from entities not affiliated with the Advisor including brokerage and other fees paid in connection with the purchase, operation and sale of Assets and travel;

(e)          interest and other costs for borrowed money, including discounts, points and other similar fees, and expenses relating to financing services whether performed by a third party or internally by the Advisor or its Affiliates;

(f)          taxes and assessments on income or Property and taxes as an expense of doing business and any taxes otherwise imposed on the Company and the Operating Partnership and their respective businesses, assets or income, including tax compliance and processing services;

(g)          costs associated with insurance required in connection with the business of the Company, the Operating Partnership, their subsidiaries or by the Company’s officers and the Board and all risk management services related thereto whether performed by a third party or internally by the Advisor or its Affiliates;

(h)          expenses of managing improving, developing, operating and selling Properties owned, directly or indirectly, by the Company or the Operating Partnership or their subsidiaries, as well as expenses of other transactions relating to such Properties, whether payable to an Affiliate of the Company or a non-affiliated Person;

(i)          all expenses in connection with payments to Directors and meetings of the Directors and Stockholders;

(j)          expenses associated any tender offers or with the listing of the Common Stock on a national securities exchange or with the issuance and distribution of Securities other than the Stock issued in the Offering, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(k)          expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(l)          expenses of organizing, converting, modifying, merging, liquidating or dissolving the Company, the Operating Partnership and their subsidiaries, or of amending the Charter, the Bylaws, the Operating Partnership Agreement or the governing documents of any subsidiaries;

(m)          expenses of maintaining communications with Stockholders, including the cost of preparation, filing, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(n)          administrative service expenses, including all direct and indirect costs and expenses incurred by Advisor in fulfilling its duties hereunder and including personnel costs. Such direct and indirect costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees of Advisor or its Affiliates who are directly engaged in the operation, management, administration, investor relations and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided by Advisor pursuant to this Advisory Agreement;

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(o)          investor relations, marketing, audit, accounting, tax, due diligence and legal fees, and other fees for consulting, advisory or professional services relating to the operations of the Company and the Operating Partnership and their subsidiaries and all such fees incurred at the request, or on behalf of, the Board of Directors, whether performed by a third party or internally by the Advisor or its Affiliates;

(p)          costs associated with the maintenance of a Company website and third party licensing fees for software and information technology; and

(p)          out-of-pocket costs for the Company and the Operating Partnership and their subsidiaries to comply with all applicable laws, regulation and ordinances; and all other out-of-pocket costs necessary for the operation of the Company, the Operating Partnership and their subsidiaries and the Assets incurred by the Advisor in performing its duties hereunder.

The Company or the Operating Partnership shall also reimburse the Advisor or Affiliates of the Advisor for all direct and indirect costs and expenses incurred on behalf of the Company or the Operating Partnership or their subsidiaries prior to the execution of this Advisory Agreement.

The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company shall be limited in accordance with the Charter.

Section 10.2         Other Services. Should the Directors request that the Advisor or any member, manager, officer or employee thereof render services for the Company or the Operating Partnership or their subsidiaries other than set forth in Article IV, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and a majority of the Board of Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Advisory Agreement.

Section 10.3         Timing of and Limitations on Reimbursements.

(a)          Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and their subsidiaries and payable pursuant to this Article X shall be reimbursed no less frequently than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership and their subsidiaries during each month, and shall use commercially reasonable efforts to deliver such statement to the Company within 25 days after the end of each month. Subject to the Excess Expense Guidelines, the Company or the Operating Partnership may advance funds to the Advisor for expenses the Advisor anticipates will be incurred by the Advisor within the current month and any such advances shall be deducted from the amounts reimbursed by the Company or the Operating Partnership to the Advisor.

Article XI
NO PARTNERSHIP OR JOINT VENTURE

Section 11.1         Relationship. The parties to this Advisory Agreement are not partners or joint venturers with each other, and nothing in this Advisory Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them, and neither shall have the power to bind or obligate any of them except as set forth herein. In all respects, the status of the Advisor under this Advisory Agreement is that of an independent contractor.

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Section 11.2         Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company and the Operating Partnership and their subsidiaries such time as shall be reasonably necessary to conduct the business and affairs of the Company and the Operating Partnership and their subsidiaries in an appropriate manner consistent with the terms of this Advisory Agreement. The Company and the Operating Partnership each acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and the Operating Partnership and their subsidiaries and may provide services to Persons other than the Company, the Operating Partnership or any of their Affiliates.

Article XII
RELATIONSHIP WITH DIRECTORS

Subject to Article VIII of this Advisory Agreement and to restrictions set forth in the Charter or deemed advisable with respect to the qualification of the Company as a REIT, members, managers, directors, officers and employees of the Advisor or members, managers, directors, officers and employees of an Affiliate of the Advisor or any corporate parents of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors.

Article XIII
REPRESENTATIONS AND WARRANTIES

Section 13.1         The Company. To induce the Advisor to enter into this Advisory Agreement, the Company hereby represents and warrants that:

(a)          The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland with all requisite corporate power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b)          The Company’s execution, delivery and performance of this Advisory Agreement has been duly authorized by the Board of Directors. This Advisory Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the assets of the Company pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exception or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or Bylaws or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree by which the Company is bound, in any such case in a manner that would have a material adverse effect on the ability of the Company to perform any of its obligations under this Advisory Agreement.

Section 13.2         The Operating Partnership. To induce the Advisor to enter into this Advisory Agreement, the Operating Partnership hereby represents and warrants that:

(a)          The Operating Partnership is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

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(b)          The Operating Partnership’s execution, delivery and performance of this Advisory Agreement has been duly authorized. This Advisory Agreement constitutes the valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms. The Operating Partnership’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the assets of the Operating Partnership pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exception or other action by or notice to any court or administrative or governmental body pursuant to, the Operating Partnership Agreement or any law, statute, rule or regulation to which the Operating Partnership is subject, or any agreement, instrument, order, judgment or decree by which the Operating Partnership is bound, in any such case in a manner that would have a material adverse effect on the ability of the Operating Partnership to perform any of its obligations under this Advisory Agreement.

Section 13.3         The Advisor. To induce the Company and the Operating Partnership to enter into this Advisory Agreement, the Advisor represents and warrants that:

(a)          The Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite company power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b)          The Advisor’s execution, delivery and performance of this Advisory Agreement has been duly authorized. This Advisory Agreement constitutes a valid and binding obligation of the Advisor, enforceable against the Advisor in accordance with its terms. The Advisor’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Advisor’s assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Advisor’s limited liability company agreement, or any law, statute, rule or regulation to which the Advisor is subject, or any agreement, instrument, order, judgment or decree by which the Advisor is bound, in any such case in a manner that would have a material adverse effect on the ability of the Advisor to perform any of its obligations under this Advisory Agreement.

(c)          The Advisor has received copies of the Charter, the Bylaws, the Memorandum and the Operating Partnership Agreement and is familiar with the terms thereof, including without limitation the investment limitations included therein. The Advisor warrants that it will use reasonable care to avoid any act or omission that would conflict with the terms of the Charter, the Bylaws, the Memorandum, or the Operating Partnership Agreement in the absence of the express direction of the Board of Directors.

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Article XIV
TERM; TERMINATION OF AGREEMENT

Section 14.1         Term. This Advisory Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The Company, acting through the Board, will evaluate the performance of the Advisor annually before renewing the Advisory Agreement, and each such renewal shall be for a term of no more than one year.

Section 14.2         Termination by Any Party. This Advisory Agreement may be terminated upon 60 days’ written notice without cause or penalty, by the Board of Directors or the Advisor).

Section 14.3         Termination by the Advisor. This Advisory Agreement may be terminated immediately by the Advisor in the event of any material breach of this Advisory Agreement by the Company or the Operating Partnership not cured within 30 days after written notice thereof.

Section 14.4         Termination by the Company. This Advisory Agreement may be terminated immediately by the Company or the Operating Partnership in the event of (a) any material breach of this Advisory Agreement by the Advisor not cured by the Advisor within 30 days after written notice thereof; (b) a decree or order is rendered by a court having jurisdiction (i) adjudging Advisor as bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Advisor under the federal bankruptcy laws or any similar applicable law or practice, or (iii) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Advisor or a substantial part of the property of Advisor, or for the winding up or liquidation of its affairs; or (c) Advisor (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consents to the filing of a bankruptcy proceeding against it, (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or relief under any similar applicable law or practice, (iv) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or for a substantial part of its property, (v) makes an assignment for the benefit of creditors, (vi) is unable to or admits in writing its inability to pay its debts generally as they become due unless such inability shall be the fault of the Operating Partnership, or (vii) takes company or other action in furtherance of any of the aforesaid purposes.

Section 14.5         Survival. The provisions of Articles I, VI, VII, XV through XX, and XXXI survive termination of this Advisory Agreement for a period of five years following the Termination Date.

Article XV
PAYMENTS TO AND DUTIES OF
PARTIES UPON TERMINATION

Section 15.1         Reimbursable Expenses and Earned Fees. After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor, including all unpaid reimbursable expenses and all earned but unpaid fees (including fees relating to partial months) payable to the Advisor prior to termination of this Advisory Agreement.

Section 15.2         Advisor’s Duties Upon Termination. The Advisor shall promptly upon termination:

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(a)          pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Advisory Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(b)          deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(c)          deliver to the Board all assets, including Properties, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(d)          cooperate with the Company and the Operating Partnership to provide an orderly management transition.

Section 15.3         Non-Solicitation. During the period commencing on the effective date of this Advisory Agreement and ending two years following the Termination Date, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any employee, consultant, contractor or other Person performing services on behalf of the Advisor or its Affiliates to leave the employment or other service of the Advisor or any of its Affiliates, or (ii) hire or pay, directly or indirectly, any compensation to, on behalf of the Company or any other Person, any employee, consultant, contractor or other Person performing services on behalf of the Advisor or its Affiliates who has left the employment of, or engagement by, the Advisor or any of its Affiliates within the two-year period following the termination of that person’s employment with, or engagement by, the Advisor or any of its Affiliates. During the period commencing on the effective date of this Advisory Agreement and ending two years following the Termination Date, the Company will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or any of its Affiliates with, or endeavor to entice away from the Advisor or any of its Affiliates, any Person who during the term of this Advisory Agreement is, or during the preceding two-year period was, a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or any of its Affiliates.

Article XVI
ASSIGNMENT TO AN AFFILIATE

This Advisory Agreement may be assigned by the Advisor to an Affiliate with the approval of the Board of Directors. The Advisor may assign any rights to receive fees or other payments under this Advisory Agreement without obtaining the approval of the Board of Directors. This Advisory Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership, as the case may be, to a legal entity that is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, as the case may be, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as the case may be, is bound by this Advisory Agreement.

Article XVII

INCORPORATION OF THE CHARTER AND THE OPERATING PARTNERSHIP AGREEMENT

To the extent that the Charter or the Operating Partnership Agreement as in effect on the date hereof impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Advisory Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

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Article XVIII
INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP

The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, equity holders, members, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the Charter, the laws of the State of Maryland and the State of Delaware, as applicable, and only if all of the following conditions are met:

(a)          The directors or the Advisor or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company and the Operating Partnership, as applicable;

(b)          The Advisor or its Affiliates were acting on behalf of or performing services for the Company or the Operating Partnership;

(c)          Such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates; and

(d)          Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets, including insurance proceeds, and not from its Stockholders.

(e)          With respect to losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Article XVIII for any activity which the Advisor shall be required to indemnify or hold harmless the Company and the Operating Partnership pursuant to Article XIX.

(f)          The Company shall pay or reimburse reasonable legal expenses and other costs incurred by the Advisor or its Affiliates, or by any of their respective officers, directors, equity holders, members, partners and employees, in advance of the final disposition of a proceeding only if (in addition to any applicable procedures required by the Maryland General Corporation Law, as amended from time to time) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (b) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (c) such Person undertakes to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that such Person is not entitled to indemnification.

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Article XIX
INDEMNIFICATION BY ADVISOR

The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s gross negligence, bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but Advisor shall not be held responsible for any action of the Board in declining to follow any advice or recommendation given by the Advisor.

Article XX
LIMITATION OF LIABILITY

In no event will the parties be liable for damages based on loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of the other party or person, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed.

Article XXI
NOTICES

Any notice in this Advisory Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (i) personal delivery with receipt acknowledged, or (ii) deposited for next day delivery by Federal Express or other similar overnight courier service. All notices so given shall be deemed received: (A) when actually received, if personally delivered, or (B) when delivered (or when delivery is refused) if sent via an overnight courier. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Company:	Phillips Edison Grocery Center REIT III, Inc.
Attention: Jeffrey S. Edison
222 S. Main Street, Suite 1730
Salt Lake City, Utah 84101

With a copy to:	DLA Piper LLC (US)
Attention: Robert Bergdolt, Esq.
4141 Parklake Drive, Suite300
Raleigh, North Carolina 27612

To the Operating Partnership:	Phillips Edison Grocery Center Operating Partnership III, L.P.
Attention: Jeffrey S. Edison
222 S. Main Street, Suite 1730
Salt Lake City, Utah 84101

With a copy to:	DLA Piper LLC (US)
Attention: Robert Bergdolt, Esq.
4141 Parklake Drive, Suite 300
Raleigh, North Carolina 27612

To the Advisor:	PECO-Griffin REIT Advisor, LLC
Attention: Jeffrey S. Edison and Tanya E. Brady
222 S. Main Street, Suite 1730
Salt Lake City, Utah 84101

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With a copy to:	Griffin Capital Asset Management Company, LLC
Attention: Kevin A. Shields and Howard S. Hirsch
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245

Any party may at any time give notice in writing to the other party of a change in its address for the purposes of this Article XXI.

Article XXII
MODIFICATION

This Advisory Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

Article XXIII
SEVERABILITY

The provisions of this Advisory Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Article XXIV
CONSTRUCTION/GOVERNING LAW

The provisions of this Advisory Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware as at the time in effect, without regard to the principles of conflicts of laws thereof.

Article XXV
ENTIRE AGREEMENT

This Advisory Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Advisory Agreement may not be modified or amended other than by an agreement in writing.

Article XXVI
INDULGENCES, NOT WAIVERS

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Advisory Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

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Article XXVII
GENDER

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Article XXVIII
TITLES NOT TO AFFECT INTERPRETATION

The titles of paragraphs and subparagraphs contained in this Advisory Agreement are for convenience only, and they neither form a part of this Advisory Agreement nor are they to be used in the construction or interpretation hereof.

Article XXIX
EXECUTION IN COUNTERPARTS

This Advisory Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Advisory Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

Article XXX
RIGHTS OF THE ADVISOR AND ITS AFFILIATES

(a)          One of the Sponsors, Phillips Edison Limited Partnership, and/or its Affiliates has a proprietary interest in the name and mark “Phillips Edison”, “PELP” and “PECO”. Accordingly, and in recognition of this right, if at any time the Advisor or an Affiliate thereof ceases to perform the services of the Advisor under this Agreement or any successor agreement, the Company or the Operating Partnership, as the case may be, will, promptly after receipt of written request from such Sponsor or the Advisor, cease to conduct business under or use the name or mark “Phillips Edison”, “PELP”, “PECO” or any variations or derivations thereof and the Company and the Operating Partnership shall, within five (5) business days of such cessation, (i) each change its name (and the names of any of their Affiliates) to a name that does not contain the name “Phillips Edison”, “PELP” and/or “PECO” (ii) cease to use the mark “Phillips Edison”, “PELP” and/or “PECO” and (iii) shall not use in its name any marks or other word or words that might, in the sole discretion of Phillips Edison Limited Partnership, be susceptible of indication of some form of relationship between the Company and the Advisor, Sponsor or Affiliate thereof. Consistent with the foregoing, the parties acknowledge and agree that Phillips Edison Limited Partnership, or one or more of its Affiliates may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations using “Phillips Edison”, “PELP” and/or “PECO” as part of their name or one of their service marks, all without the need for any consent (and without the right to object thereto) by the Company or its Board. The parties acknowledge and agree that each of the Sponsors retains ownership of and reserve all intellectual property rights in their respective proprietary property. To the extent that the Company has or obtains any claim to any right, title of interest in any proprietary property of either Sponsor, the Company hereby assigns and transfers exclusively to the applicable Sponsor all right title and interest, including without limitation all intellectual property rights, free and clear of all liens, encumbrances or licenses in favor of the Company or any other party, in and to the proprietary property to the applicable Sponsor, including but not limited to the execution of any instruments or documents now or hereafter requested by the Advisor to perfect, defend or confirm the assignment described herein, in a form determined by the Advisor.

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(b)          One of the Sponsors, Griffin Capital Corporation, and/or its Affiliates has a proprietary interest in the name and mark “Griffin” and “Griffin Capital”. Accordingly, and in recognition of this right, if at any time the Advisor or an Affiliate thereof ceases to perform the services of the Advisor under this Agreement or any successor agreement, the Company or the Operating Partnership, as the case may be, will, promptly after receipt of written request from such Sponsor or the Advisor, cease to conduct business under or use the name or mark “Griffin”, “Griffin Capital” or any variations or derivations thereof and the Company and the Operating Partnership shall, within five (5) business days of such cessation, (i) each change its name (and the names of any of their Affiliates) to a name that does not contain the name “Griffin” and/or “Griffin Capital” (ii) cease to use the mark “Griffin” and/or “Griffin Capital” and (iii) shall not use in its name any marks or other word or words that might, in the sole discretion of Griffin Capital Corporation, be susceptible of indication of some form of relationship between the Company and the Advisor, Sponsor or Affiliate thereof. Consistent with the foregoing, the parties acknowledge and agree that Griffin Capital Corporation, or one or more of its Affiliates may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations using “Griffin” and/or “Griffin Capital” as part of their name or one of their service marks, all without the need for any consent (and without the right to object thereto) by the Company or its Board. The parties acknowledge and agree that each of the Sponsors retains ownership of and reserve all intellectual property rights in their respective proprietary property. To the extent that the Company has or obtains any claim to any right, title of interest in any proprietary property of either Sponsor, the Company hereby assigns and transfers exclusively to the applicable Sponsor all right title and interest, including without limitation all intellectual property rights, free and clear of all liens, encumbrances or licenses in favor of the Company or any other party, in and to the proprietary property to the applicable Sponsor, including but not limited to the execution of any instruments or documents now or hereafter requested by the Advisor to perfect, defend or confirm the assignment described herein, in a form determined by the Advisor.

[Signatures appear on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

THE COMPANY:

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

By:	/s/ Jeffrey S. Edison
Jeffrey S. Edison
Chief Executive Officer

THE OPERATING PARTNERSHIP:

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP III, L.P.

BY:	Phillips Edison Grocery Center OP GP III, LLC, ITS GENERAL PARTNER

	BY:	Phillips Edison Grocery Center REIT III, Inc., ITS SOLE MEMBER

By:	/s/ Jeffrey S. Edison
Jeffrey S. Edison
Chief Executive Officer

THE ADVISOR:

PECO-GRIFFIN REIT ADVISOR, LLC

By:	/s/ Jeffrey S. Edison
Jeffrey S. Edison
Chief Executive Officer